                             SHAW INDUSTRIES, INC.


                                      and


                              WACHOVIA BANK, N.A.


                                       as


                                  Rights Agent



                     AMENDED AND RESTATED RIGHTS AGREEMENT


                           Dated as of April 10, 1999

                               Table of Contents


Section                                                                                    Page
-------                                                                                    ----

1.   Certain Definitions......................................................................1

2.   Appointment of Rights Agent..............................................................6

3.   Issue of Rights Certificates.............................................................6

4.   Form of Rights Certificates..............................................................8

5.   Countersignature and Registration........................................................8

6.   Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated,
     Destroyed, Lost or Stolen Rights Certificates............................................9

7.   Exercise of Rights; Purchase Price; Expiration Date of Rights...........................10

8.   Cancellation and Destruction of Rights Certificates.....................................11

9.   Reservation and Availability of Preferred Stock.........................................12

10.     Preferred Stock Record Date..........................................................13

11.     Adjustment of Purchase Price, Number and Kind of Shares or Number of
        Rights...............................................................................13

12.     Certificate of Adjusted Purchase Price or Number of Shares...........................21

13.     Consolidation, Merger or Sale or Transfer of Assets or Earning Power.................21

14.     Additional Covenants.................................................................24

15.     Fractional Rights and Fractional Shares..............................................25

16.     Rights of Action.....................................................................26

17.     Agreement of Rights Holders..........................................................26

18.     Rights Certificate Holder Not Deemed a Stockholder...................................27

19.     Concerning the Rights Agent..........................................................27

20.     Merger or Consolidation or Change of Name of Rights Agent............................28

21.     Duties of Rights Agent...............................................................28

22.     Change of Rights Agent...............................................................30

23.     Issuance of New Rights Certificates..................................................31



                                      (i)


24.     Redemption and Termination...........................................................31

25.     Notice of Certain Events.............................................................33

26.     Notices..............................................................................33

27.     Supplements and Amendments...........................................................34

28.     Determination and Actions by the Board of Directors, etc.............................34

29.     Successors...........................................................................35

30.     Benefits of this Agreement...........................................................35

31.     Severability.........................................................................35

32.     Governing Law........................................................................35

33.     Counterparts.........................................................................35

34.     Descriptive Headings.................................................................35



Exhibit A    --       Form of Rights Certificate                         A-1

Exhibit B    --       Form of Summary of Rights                          B-1

                     AMENDED AND RESTATED RIGHTS AGREEMENT


         AMENDED AND RESTATED RIGHTS AGREEMENT (this "Agreement"), dated as of April 10, 1999, between SHAW INDUSTRIES, INC., a Georgia corporation (the "Company"), and WACHOVIA BANK, N.A, a ________________________ (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, on March 29, 1989, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (individually, a "Right" and collectively, the "Rights") for each share of Common Stock of the Company outstanding on April 10, 1989 (the "Record Date"), and authorized the issuance of one Right (subject to adjustment) for each share of Common Stock of the Company issued thereafter, all subject to the terms and subject to the conditions set forth in the Rights Agreement dated as of April 10, 1989 (the "Original Agreement") between the Company and The Citizens and Southern Trust Company (Georgia), N.A., each Right initially representing the right to purchase one one-hundredth (1/100th) of a share of Series A Participating Preferred Stock, $1.00 stated value per share, of the Company (the "Preferred Stock"), having the rights, powers and preferences set forth in Article II of the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"); and

         WHEREAS, the Board of Directors of the Company authorized and approved the amendments and modifications to the Original Agreement and the Rights reflected in this Agreement to, among other things, (i) extend the original final expiration date, (ii) decrease the threshold ownership level for purposes of the Acquiring Person definition (see paragraph (a) of Section 1 of this Agreement) and the trigger of certain other rights from 20% to 15%, (iii) adjust the terms of the Rights so that one full Right will be associated with each share of Common Stock of the Company as currently constituted and that each Right will represent the right to purchase one one-hundredth of a share of Preferred Stock at an exercise price of $100.00, subject to future adjustment as provided herein, and (iv) provide for the right, at the Company's option, to exchange Rights for shares of Common Stock of the Company under certain circumstances, and approved and adopted this Agreement, which amends and restates the Original Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Company, shall be the Beneficial Owner of securities representing 15% or more of the shares of Common Stock of the Company then outstanding or who or which was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the

         Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock, but shall not include (i) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock of the Company solely as a result of (x) a reduction of the number of outstanding shares of Common Stock of the Company, including a reduction through repurchases of outstanding shares of such Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock of the Company beneficially owned by such Person, for as long as such Person and such Person's Affiliates and Associates do not increase their beneficial ownership by acquiring any additional shares of Common Stock of the Company following the date on which such Person, together with such Person's Affiliates and Associates, became a Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock of the Company or (y) the acquisition of beneficial ownership of shares of Common Stock of the Company in the good faith belief that such acquisition would not (1) cause such beneficial ownership to exceed 15% of the shares of the Common Stock of the Company then outstanding and such Person relied in good faith in computing the percentage beneficial ownership on publicly filed reports or documents of the Company which were inaccurate or out-of-date or (2) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a)(ii) to occur, (ii) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan, or (iii) any underwriter that becomes beneficial owner of shares of Common Stock of the Company in connection with an underwritten offering of securities of the Company. Notwithstanding clause (i)(y) of the preceding sentence, if any Person who or which is not an Acquiring Person due to such clause (i)(y) does not reduce such Person's percentage beneficial ownership of the Common Stock of the Company to less than 15% by the close of business on the fifth Business Day after notice from the Company (the date of the notice being the first day) that such Person's beneficial ownership of shares of Common Stock or other securities of the Company is or exceeds 15%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (i)(y) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively made by the Board of Directors of the Company.

                  (b) "Adjustment Fraction" has the meaning set forth in
         Section 11(n).

                  (c) "Adjustment Shares" has the meaning set forth in Section 11(a)(ii).

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the under the Exchange Act as in effect on the date of this Agreement.

                  (e) "Agreement" has the meaning set forth in the recital of parties hereto.

                  (f) "Articles of Incorporation" has the meaning set forth in the first recital to this Agreement.

                  (g) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," or to have "beneficial ownership" of, any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

                           (ii) which such Person or any of such Person's Affiliates or Associates is considered to be "beneficial owner" under Rule 13d-3 under the Exchange Act; provided, however, that a Person shall not be deemed under this subparagraph (ii) the "Beneficial Owner" of, or to "beneficially own," or to have "beneficial ownership" of, securities as a result of any agreement, arrangement or understanding (whether or not in writing) if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), or with which such Person or any of such Person's Affiliates or Associates have otherwise formed a "group" (as such term is used in Regulation 13D-G under the Exchange Act), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso of subparagraph
                  (ii) of this paragraph (g)) or disposing of any securities of the Company;

         provided, however, that under this paragraph (g) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "beneficial ownership" of, (A) securities tendered pursuant to a tender or exchange offer made in accordance with the applicable rules and regulations under the Exchange Act by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities that may be issued upon exercise of Rights acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or in connection with an adjustment made with respect to any such Rights pursuant to this Agreement.

                  (h) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

                  (i) "close of business" on any given date shall mean 4:00 P.M., local Atlanta, Georgia time on such date; provided, however, that if such date is not a Business Day it shall mean such time on the next succeeding Business Day.

                  (j) "Common Stock" shall mean the Common Stock, no par value per share, of the Company, and when used with reference to capital stock issued by any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, of the Person which ultimately controls such subsidiary and which has issued and outstanding such capital stock, equity securities or equity interests.

                  (k) "common stock equivalent" has the meaning set forth in Section 11(a)(iii).

                  (l) "Company" has the meaning set forth in the recital of parties to this Agreement.

                  (m)      "current market price" has the meaning set forth in
         Section 11(d).

                  (n) "Current Value" has the meaning set forth in Section 11(a)(iii).

                  (o)      "Distribution Date" has the meaning set forth in
         Section 3(a).

                  (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (r)      "Exchange Ratio" has the meaning set forth in
         Section 35(a).

                  (s)      "Expiration Date" has the meaning set forth in
         Section 7(a).

                  (t)      "Final Expiration Date" has the meaning set forth in
         Section 7(a).

                  (u) "Original Agreement" has the meaning set forth in the first recital to this Agreement.

                  (v)      "Permitted Offer" has the meaning set forth in
         Section 11(a)(ii).

                  (x) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (y) "Preferred Stock" has the meaning set forth in the first recital to this Agreement.

                  (z) "preferred stock equivalent" has the meaning set forth in Section 11(b).

                  (w)      "Principal Party" has the meaning set forth in
         Section 13(b).

                  (aa)     "Purchase Price" has the meaning set forth in
         Section 4(a).

                  (bb) "Record Date" has the meaning set forth in the first recital to this Agreement.

                  (cc)     "Redemption Price" has the meaning set forth in
         Section 24(a).

                  (dd) "Right" has the meaning set forth in the first recital to this Agreement.

                  (ee) "Rights Agent" has the meaning set forth in the recital of parties to this Agreement.

                  (ff)     "Rights Certificate" has the meaning set forth in
         Section 3(a).

                  (gg) "Section 11(a)(ii) Event" has the meaning set forth in Section 11(a)(ii).

                  (hh) "Section 11(a)(iii) Trigger Date" has the meaning set forth in Section 11(a)(iii).

                  (ii) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (jj)     "Spread" has the meaning set forth in Section 11(a)
         (iii).

                  (kk) "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (ll) A "subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                  (mm)     "Substitution Period" has the meaning set forth in
         Section 11(a)(iii).

                  (nn)     "Summary of Rights" has the meaning set forth in
         Section 3(a).

                  (oo) "Trading Day" has the meaning set forth in Section 11(d)(i).

                  (pp) "Voting Power" shall mean the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of Directors of the Company.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who shall, in accordance with Section 3 hereof, prior to the Distribution Date, be the holders of the Common Stock of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents, as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

          Section 3.       Issue of Rights Certificates.

                  (a) Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any of its subsidiaries or any entity holding of securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer which would result in such Person becoming an Acquiring Person, unless such date under this clause (ii) is extended by the Board of Directors of the Company prior to such time as such Person becomes an Acquiring Person (the earlier of such dates being herein referred to as the "Distribution Date"),
         (x) the Rights shall be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Common Stock of the Company registered in the names of the holders of shares of Common Stock of the Company (which certificates for shares of Common Stock of the Company shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) shall be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company, including a transfer to the Company. As soon as practicable after the Distribution Date, the Rights Agent shall send by first-class, insured, postage prepaid mail, to each record holder of shares of Common Stock of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit A appended hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock of the Company so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

                  As soon as practicable following the date hereof, the Company shall send a copy of a Summary of Rights, in substantially the form appended hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of shares of Common Stock of the Company as of the close of business on the date hereof, at the address of such holder shown on the records of the Company. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), Rights shall, without further action, be issued in respect of all shares of Common Stock of the Company that are issued, including any shares of Common Stock of the Company held in treasury. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for shares of Common Stock of the Company outstanding, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the shares of Common Stock of the Company represented by such certificate.

                  (b) Certificates for shares of Common Stock of the Company (including, without limitation, certificates issued upon transfer or exchange of shares of Common Stock of the Company) issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and such certificates issued after the date hereof shall have impressed, printed, stamped, written or otherwise affixed onto such certificates a legend in substantially the following form:

                           This certificate also evidences and
                  entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Shaw Industries, Inc. (the "Company") and Wachovia Bank, N.A. (the "Rights Agent") dated as of April 10, 1999 (the "Rights Agreement"), the terms of which hereby are incorporated herein by reference and a copy, of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. A copy of the Rights Agreement will be mailed to the holder of this certificate without charge after receipt of a written request therefor made to the Rights Agent. Under certain circumstances, Rights issued to, or held by, any Acquiring Person (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void.

         With respect to certificates representing shares of Common Stock of the Company (whether or not containing the foregoing legend or the legend provided for in the Original Agreement and whether or not the Summary of Rights is attached to them), until the earlier of (i) the Distribution Date, and (ii) the Expiration Date, the Rights associated with the shares of Common Stock of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock of the Company represented by such certificates.

         Section 4.        Form of Rights Certificates.

                  (a) The Rights Certificates (and the forms of Election to Purchase shares and of Assignment to be printed on the reverse side thereof or attached thereto) shall each be substantially in the forms set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or national marketing or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall state that they entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredths of a share set forth therein (the "Purchase Price"), but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

                  (b)      Any Rights Certificate issued pursuant to Section 3
         (a) hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement referred to below). This Rights Certificate and the Rights represented hereby may become null and void to the extent provided by, and under certain circumstances as specified in, Section 7(e) of the Rights Agreement between Shaw Industries, Inc. and
                  Wachovia Bank, N.A., dated as of April 10, 1999.

         The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

         Section 5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman, President or any Vice President, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the

Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificates, shall be a proper officer of the Company to sign such Rights Certificates, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on the face of each of the Rights Certificates and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject to the provisions of Sections 4(b), 7(e) and 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates entitling the registered holder to purchase a like number of shares of Preferred Stock or other securities, cash or other assets, as the case may be, as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 15 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                  (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date but prior to the earlier of (i) the close of business on April 10, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 24 hereof, (iii) the consummation of a transaction contemplated by Section 13(d) hereof, and (iv) the exchange of all of the outstanding Rights under Section 35 hereof (such earlier time being herein referred to as the "Expiration Date") upon surrender of the Rights Certificate, with the appropriate form of Election to Purchase on the reverse side thereof or attached thereto duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the surrendered Rights are then exercised.

                  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the appropriate form of Election to Purchase duly executed, accompanied by payment of the Purchase Price for the shares of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 21(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue shares of Common Stock or other securities of the Company or pay cash and/or distribute other assets pursuant to Section 11(a), the Company shall make all arrangements necessary so that such shares of Common Stock or other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by
         Section 11(a)(ii) of this Agreement and, if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by
         Section 11(a)(ii) hereof.

                  (d) In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 15 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any event or transaction set forth in Section 11(a)(ii) or Section 13(a) hereof, any Rights that are or were, on or after the earlier of the Distribution Date or the Stock Acquisition Date, beneficially owned by an Acquiring Person or any Associate or Affiliate thereof, shall become null and void without any further action on the part of the Company or the Rights Agent, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under the provisions of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or any Associates or Affiliates thereof or any transferee of such Acquiring Person or any Associates or Affiliates thereof.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of Election to Purchase set forth on the reverse side of or attached to the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8.        Cancellation and Destruction of Rights Certificates.
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Preferred Stock and Certain Other Company Covenants.

                  (a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that will be sufficient to permit the exercise, in full, of all outstanding Rights.

                  (b) So long as the shares of Preferred Stock (or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or quoted on any national marketing or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securities) reserved for such issuance to be listed or included for quotation on such exchange or national marketing or quotation system upon official notice of issuance upon such exercise.

                  (c) The Company shall take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates or depositary receipts for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

                  (d) The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates or depositary receipts for shares of Preferred Stock and/or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or in respect of the issuance or delivery of the shares of Preferred Stock and/or other securities in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts for share of Preferred Stock and/or other securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  (e) The Company shall use its best efforts to file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, cause such registration statement to become effective as soon as practicable after such filing, and cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act and the rules and regulations thereunder) until the earlier of (i) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (ii) the Expiration Date. The Company will also take such action as may be appropriate under the blue sky laws of the various states.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares of Preferred Stock (or other securities) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares of Preferred Stock (or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, if any, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities, cash or other assets, as the case may be, issuable or payable upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

                  (a)   (i)      In the event the Company shall at any time
                  after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) except as otherwise provided in this Section 11(a) and in Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other securities, cash or other assets, as the case may be, issuable or payable on such date upon the exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of Preferred Stock or other securities, cash or other assets, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.

                           (ii) In the event that any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan), alone or together with his or its Affiliates and Associates, shall become an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its stockholders, other than the interests of the Person or an Affiliate or Associate thereof on whose behalf the offer is being made (a "Permitted Offer")) (a "Section 11(a)(ii) Event"), then proper provision shall be made so that each holder of a Right, except as provided in
                  Section 7(e) hereof, shall, for a period of 60 days after the later of the occurrence of any such event and the effective date of an appropriate registration statement pursuant to
                  Section 9 hereof, have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and (y) dividing that product by 50% of the current market price per one share of Common Stock of the Company as determined pursuant to Section 11(d) hereof, on the date of the occurrence of the Section 11(a)(ii) Event (such number of shares being referred to as the number of "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
                  Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                           (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock of the Company to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
                  (ii) and, but for the delay necessary to register such shares under the Securities Act, the Rights would become so exercisable, the Company shall (A) determine the excess of
                  (1) the value of the Adjustment Shares issuable upon the exercise of a Right (computed using the current market price used to determine the number of Adjustment Shares) (the "Current Value") over (2) the then current Purchase Price (such excess is herein referred to as the "Spread"), and (B) with respect to each Right, make adequate provision so that the holders of the Rights shall receive, upon the exercise of the Rights and payment of the applicable Purchase Price, shares of Common Stock of the Company (up to the maximum number of shares of Common Stock of the Company which may permissibly be issued using the allocation procedure specified in the second sentence of Section 11(k) hereof), and then (after all treasury and authorized but unissued and unreserved shares of Common Stock of the Company have been issued) (1) cash, (2) a reduction in the Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or units of preferred stock) that the Board of Directors of the Company has deemed to have the same economic value and, to the extent permitted by the Articles of Incorporation, voting rights, as the Common Stock of the Company (such shares or units of Preferred Stock or other equity securities are herein referred to as "common stock equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 24(a)(i) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(iii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock of the Company (to the extent available) and then, if necessary, cash, which shares and/or cash shall have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient number of additional shares of Common Stock of the Company could be authorized by the shareholders for issuance upon exercise in full of the Rights, the 30 days period set forth above may be extended to the extent necessary, but not more than 90 days after the
                  Section 11(a)(iii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock of the Company shall be the current market price (as determined pursuant to Section

                  11(d)) on the Section 11(a)(iii) Trigger Date and the value of any common stock equivalents shall be deemed to have the same value as the shares of Common Stock of the Company on such date.

                  (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same or more favorable rights, privileges and preferences as the Preferred Stock (the "preferred stock equivalent")) or securities convertible into Preferred Stock or preferred stock equivalent, at a price per share of Preferred Stock or per share of preferred stock equivalent (or having a conversion price per share, if a security convertible into Preferred Stock or preferred stock equivalent) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or preferred stock equivalent to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or preferred stock equivalent to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of

         Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or (evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one share of Preferred Stock and the denominator of which shall be the current market price per share of the Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

                  (d)  (i)       For the purpose of any computation hereunder
                  other than in Section 11(a)(iii), the "current market price" per share of Common Stock of the Company on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock of the Company for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock of the Company is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading or, if the shares of Common Stock of the Company are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the Nasdaq Stock Market or such other system then in use or, if on any such date the shares of Common Stock of the Company are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock of the Company selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock of the Company, the fair value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock of the Company are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock of the Company is not publicly held or not so listed or traded,

                  "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

                           (ii)     For the purpose of any computation
                  hereunder, the "current market price" per share (or one one-hundredth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock of the Company in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above, or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this
                  Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock of the Company occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock of the Company and the "current market price" per one one-hundredth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock of the Company nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock of the Company or other share or one-hundred-thousandth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
         Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or
         (ii) the Expiration Date.

                  (f)      If as a result of any provision of Section 11(a) or
         Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in subsections 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in subsections 11(b) and
         (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-hundred-thousandth) obtained by (i) multiplying (x) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment and, upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder without prejudice to such adjustment or change.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value of the shares of Preferred Stock, Common Stock of the Company or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock, Common Stock of the Company or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of shares of Common Stock of the Company and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then stated value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

                  (m) Anything to the contrary in this Section 11 notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable so that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance of any shares of Preferred Stock wholly for cash at less than the current market price, (iii) issuance, wholly for cash, of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or
         (iv) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

                  (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of its Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding shares of its

         Common Stock, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of its Common Stock, the number of Rights associated with each share of Common Stock of the Company then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock of the Company immediately prior to such event by a fraction (the "Adjustment Fraction") the numerator of which shall be the total number of shares of Common Stock of the Company outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Company outstanding immediately following the occurrence of such event. In lieu of such adjustment in the number of Rights associated with each share of Common Stock of the Company then outstanding, the Company may elect to adjust the number of one one-hundredth of a share of Preferred Stock purchasable upon the exercise of one Right and the Purchase Price and, if the Company makes such an election, the number of Rights associated with each share of Common Stock of the Company shall remain unchanged, and the number of one one-hundredth of a share of Preferred Stock purchasable upon the exercise of one Right and the Purchase Price shall be proportionately adjusted so that (i) the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right following such adjustment shall be equal to the product of the number of one one-hundredth of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment multiplied by the Adjustment Fraction and (ii) the purchase price following such adjustment shall equal the product of the purchase price immediately prior to such adjustment multiplied by the Adjustment Fraction. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or specification is effected.

                  (o) The exercise of Rights under Section 11(a)(ii) hereof shall only result in the loss of rights under said Section to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the Rights represented by Section 13 hereof.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock of the Company a copy of such certificate, and (c) mail, or cause to be mailed, a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other

         Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into securities of the surviving entity, all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation except to the extent necessary to permit the payment of cash in lieu of fractional shares for an amount of securities representing, in the aggregate, not in excess of 1% of the Voting Power of the securities of the Company outstanding immediately prior thereto) or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, except as provided in Section 7(e), shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and (y) dividing that product by 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale, mortgage or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, mortgage or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable as nearly as reasonably may be in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

                  (b)      "Principal Party" shall mean:

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of this Section 13, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

                           (ii)     in the case of any transaction described in
                  (z) of the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect subsidiary or Affiliate of another Person whose Common Stock has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                  (c) The Company shall not consummate any such consolidation, merger, sale, mortgage or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been otherwise issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale, mortgage or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale, mortgage or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:

                           (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, cause such registration statement to become effective as soon as practicable after such filing and cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                           (ii) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                           (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales, mortgages or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereunder.

                  (d) Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock of the Company pursuant to a Permitted Offer (or a wholly-owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock of the Company offered in such transaction is not less than the price per share of Common Stock of the Company paid to all holders of Common Stock of the Company whose shares were purchased pursuant to such Permitted Offer and (iii) the form of consideration being offered to the remaining holders of Common Stock of the Company pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this subsection
         (d), all Rights hereunder shall expire.

         Section 14.       Additional Covenants.

                  (a) After the Stock Acquisition Date, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into or (iii) sell, mortgage or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, any other Person or Persons if at the time of or after such consolidation, merger, sale, mortgage or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or agreements outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale, mortgage or transfer unless prior thereto the Company and such other Person or Persons shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

                  (b) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 24 hereof, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 15.       Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in
         Section 11(n), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on that day, the average of that closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the Nasdaq Stock Market or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company or, if on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this
         Section 15(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or, other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one one-hundredth of a share of Preferred Stock.

                  (d) Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 16. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 19, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock of the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of shares of Common Stock of the Company) may, in such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys, fees, incurred by them in any action to enforce the provisions of this Agreement.

         Section 17. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock of the Company;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                  (c) the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) Anything in this Agreement to the contrary notwithstanding, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission or any statute, rule regulation or order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.

         Section 18. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate actions or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

         Section 19. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power-of-attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 20. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary, or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the

         Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President, any Vice President, Secretary or Chief Financial Officer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it be responsible for the calculations of the market value of the Rights, the Preferred Stock or the Common Stock of the Company pursuant to the provisions hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or other securities will, when so issued, be validly authorized and issued, full, paid and nonassessable.

                  (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman, President, any Vice President, Secretary or Chief Financial Officer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of Assignment or form of Election to Purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing, mailed to the Company and to each transfer agent of the Common Stock of the Company and Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been named originally as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company and Preferred Stock, and mail a notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 23. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable upon the exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the number of Rights that would have been issued in respect of such shares of Common Stock of the Company had they been issued or sold prior the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold prior to the Distribution Date; provided, however, that (i) no such Rights Certificates shall be issued if, and to the extent that, in good faith judgment of the Board of Directors of the Company such issuance would create a significant risk of material adverse tax consequences to the Company or to the Persons to whom such Rights Certificates otherwise would be issued, and (ii) no such Rights Certificates shall be issued, if and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

         Section 24.       Redemption and Termination.

                  (a) (i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the close of business on the tenth Business Day following the time that any Person becomes an Acquiring Person or (y) 4:00 P.M., local Atlanta, Georgia time on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                           (ii) In addition, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a) either (x) in connection with any event specified in Section 13(a) in which all holders of Common Stock of the Company are treated alike and not involving (other than as a holder of Common Stock of the Company being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or such Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate or (y) following the occurrence of and event set forth in, and the expiration of any period during which the holder of Rights may exercise such holder's rights under,
                  Section 11(a)(ii), if and for as long as the Acquiring Person is not thereafter the Beneficial Owner of securities representing 15% or more of the Voting Power of all outstanding securities of the Company and at the time of redemption there are no other Persons who are Acquiring Persons.

                  (b) In the case of a redemption permitted under Section 24(a)(i), immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted only under Section 24(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after ten Business Days following the giving of notice of such redemption to the holders of such Rights if no Section 11(a)(ii) Event shall have occurred, and, if such event shall have occurred, upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under
         Section 11(a)(ii) may be exercised. Within ten days after the action of the Board of Directors ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  (c) In the case of a redemption permitted under Section 24(a)(i) or (ii), the Company may, at its option, discharge all of its obligations with respect to the Rights by

         (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock of the Company and, upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

         Section 25. Notice of Certain Events. In case at any time after the Distribution Date the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (e) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole), to any other Person or Persons or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

         In case any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Shaw Industries, Inc.
                           616 E. Walnut Street
                           Dalton, Georgia 30720
                           Attention: Secretary

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          Wachovia Bank, N.A.
                          301 North Church Street
                          2nd Floor--Shareholder Services
                          Winston-Salem, NC 27102
                          Attention: Deborah N. Keaton

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

         Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company may and, if the Company so directs, the Rights Agent shall, supplement or amend any provisions of this Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company. From and after the Distribution Date, the Company may and, if the Company so directs, the Rights Agent shall, supplement or amend this Agreement without approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of the previous sentence (A) subject to Section 28, a time period relating to when the Rights will be redeemed at such time as the Rights are not redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the Rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock of the Company.

         Section 28. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and
(y) not subject the Board of Directors of the Company or any member thereof to any liability to the holders of the Rights.

         Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holder of shares of Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holder of shares of Common Stock of the Company).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued thereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         35.      Exchange.

                  (a) The Company may, at its option, at any time after any Person becomes an Acquiring Person, upon resolution adopted by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant Section 7(e)) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock of the Company then outstanding.

                  (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 35(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock of the Company equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of shares of Common Stock of the Company for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 7(e)) held by each holder of Rights.

                  (c) In the event that the number of shares of Common Stock of the Company which are held in treasury or authorized by the Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 35, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock of the Company for issuance upon exchange of the Rights or make adequate provision to substitute for the number of shares of Common Stock of the Company issuable upon the exchange of each Right (1) cash, (2) shares of Preferred Stock or other equity securities of the Company,
         (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value that has been determined by the Board of Directors in good faith to be equal to the then current market price of the shares of Common Stock of the Company issuable upon such exchange determined in accordance with Section 11(d) on the Trading Day immediately prior to the day public notice of the exchange is given pursuant to Section 35(b).

                  (d) The Company shall not be required to issue fractions of shares of Common Stock of the Company or to distribute certificates which evidence fractional shares of Common Stock of the Company. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market price (determined pursuant to Section 11(d)) of a share of Common Stock of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

         [Corporate Seal]                       COMPANY:

                                                SHAW INDUSTRIES, INC.
         ATTEST:


         By:                                    By:
             -------------------------              ---------------------------
                  Bennie M. Laughter            Name:
                  Secretary                           -------------------------
                                                Title:
                                                       ------------------------

                                                RIGHTS AGENT:


                                                WACHOVIA BANK, N.A.

                                                By:                 (BANK SEAL)
                                                    ----------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                       ------------------------

                                   EXHIBIT A


                          [Form of Rights Certificate]

         Certificate No. R-                                              Rights
                                                                  -------

         NOT EXERCISABLE AFTER APRIL 10, 2009 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]1/


                               RIGHTS CERTIFICATE

                             SHAW INDUSTRIES, INC.


                  This certifies that ______________________________, or
         registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of April 10, 1999 (the "Rights Agreement") between Shaw Industries, Inc., a Georgia corporation (the "Company"), and Wachovia Bank, N.A., a ___________________ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 4:00 P.M. (Atlanta, Georgia time) on April 10, 2009 at the office of the Rights Agent in _______________, one one-hundredth of a fully paid, nonassessable share of Series A Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $100.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate set forth above (and the number of shares which may be purchased upon exercise thereof) and the Purchase Price set forth above are the number and Purchase Price as of April 10, 1999 based on the Preferred Stock as constituted at such date.

                  As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of

-----------------
1/ The portion of the legend in brackets shall be inserted only if applicable.

         the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

                  Subject to the provisions of the Rights Agreement, the Company, at its option, may exchange the Rights evidenced by this Rights Certificate for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this Rights Certificate may become null and void without any further action by the Company.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company, dated as of ___________________, ___.



ATTEST:                                SHAW INDUSTRIES, INC.


                                       By:
-------------------------------            -----------------------------
Name:                                      Name:
Title:                                     Title:


COUNTERSIGNED:


-------------------------------
Authorized Signature
of Rights Agent

         [Form of Reverse Side of or Attachment to Rights Certificate]

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

         FOR VALUE RECEIVED ________________________________(Registered Holder)
         hereby sells assigns and transfers unto

         ______________________________________________________________________
         (Name of Transferee) whose address is:
         ______________________________________________________________________
         the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
         ________________________________________ Attorney-in-Fact, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
         Dated: ___________________________ , ___


                                         --------------------------------------
                                         Signature of Registered Holder

         Signature Guaranteed:

         ---------------------------

         (signatures must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States)

                           Certificate to Assignment


         The undersigned hereby certifies by checking the appropriate boxes that:
                  (1)      the Rights evidenced by the Rights Certificate
[ __ ] are [ __ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ _____ ] did [ _____ ] did not acquire the Rights evidenced by the Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                        ,
       -----------------------  ---       -------------------------------------
                                          Signature


                                     NOTICE


         THE SIGNATURE TO THE FOREGOING ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE RIGHTS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                          FORM OF ELECTION TO PURCHASE

               (To be executed if holder desires to exercise the
              Rights Certificate pursuant to Section 11(a)(ii) of
                             the Rights Agreement)

To SHAW INDUSTRIES, INC.:

                  The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by the Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------
          (Please insert social security or other identifying number)

         The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 (Please print name and address - complete only
                  if Rights Certificate is to be registered in
                       a name other than the undersigned)

-------------------------------------------------------------------------------
          (Please insert social security or other identifying number)

Dated:                              ,
       -----------------------------  ---    ----------------------------------
                                             Signature

Signature Guaranteed:

---------------------------------
(signatures must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States)

                      Certificate to Election to Purchase
            (pursuant to Section 11(a)(ii) of the Rights Agreement)
         The undersigned hereby certifies by checking the appropriate boxes that:
                  (1)      the Rights evidenced by the Rights Certificate
[ __ ] are [ __ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                  (2) the Rights Certificate [ __ ] is [ __ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person; and

                  (3) after due inquiry and to the best knowledge of the undersigned, the undersigned [ __ ] did [ __ ] did not acquire the Rights evidenced by the Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                  ,
      ------------------ ----                ----------------------------------
                                             Signature


                                     NOTICE

         THE SIGNATURE TO THE FOREGOING ELECTION TO PURCHASE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE RIGHTS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
             exercise the Rights Certificate other than pursuant to
                   Section 11(a)(ii) of the Rights Agreement)

To SHAW INDUSTRIES, INC.:

                  The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by the Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------
          (Please insert social security or other identifying number)

         The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 (Please print name and address - complete only
                  if Rights Certificate is to be registered in
                       a name other than the undersigned)

-------------------------------------------------------------------------------
          (Please insert social security or other identifying number)

Dated:                              ,
       -----------------------------  ---    ----------------------------------
                                             Signature

Signature Guaranteed:

---------------------------------
(signatures must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States)

                      Certificate to Election to Purchase

                   (other than pursuant to Section 11(a)(ii)
                            of the Rights Agreement)

         The undersigned hereby certifies by checking the appropriate boxes that:
                  (1)      the Rights evidenced by the Rights Certificate
[ __ ] are [ __ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ __ ] did [ __ ] did not acquire the Rights evidenced by the Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                     ,
       --------------------  ---           ------------------------------------
                                           Signature


                                     NOTICE

         THE SIGNATURE TO THE FOREGOING ELECTION TO PURCHASE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE RIGHTS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                                   EXHIBIT B

                               SUMMARY OF RIGHTS


         On March 29, 1989, the Board of Directors of Shaw Industries, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, no par value (the "Common Stock"), of the Company to stockholders of record at the close of business on April 10, 1989 (the "Record Date"). The Board of Directors of the Company has approved and adopted certain amendments to the terms of the Rights and the Rights Agreement under which the Rights had been issued. The description and terms of the Rights, as currently in effect, are set forth in the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of April 10, 1999 between the Company and Wachovia Bank, N.A., as Rights Agent.

         Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of convertible preferred stock, designated as Series A Participating Preferred Stock, $1.00 stated value per share (the "Preferred Stock"), of the Company at a price of $100.00 (the "Purchase Price"), subject to adjustment. The Rights are attached to all certificates representing shares of Common Stock outstanding and no separate Rights certificates have been distributed. Until the earlier to occur of (i) the close of business on the tenth business day after a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of securities representing 15% or more of the outstanding shares of Common Stock of the Company or (ii) the close of business on the tenth business day after (unless such date is extended by the Board of Directors) the date of the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding, by such Common Stock certificates together with this Summary of Rights. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock (with or without this Summary of Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights
Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) April 10, 2009, (ii) consummation of a merger transaction with a person who or group that acquired Common Stock pursuant to a Permitted Offer (as defined below), and who or that is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, (iii) consummation of an exchange of all of the exercisable Rights for shares of Common Stock, or (iv) redemption by the Company as described below.

         The Purchase Price payable and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to in clause (ii) above).

         In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power is sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than such Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right"). In the event that a person becomes the beneficial owner of securities representing 15% or more of the outstanding shares of Common Stock of the Company (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), proper provision shall be made so that each holder of a Right (other than any Acquiring Person) will for a 60-day period thereafter have the right to receive, upon exercise, that number of shares of Common Stock having a market value of two times the exercise price of the Right, or, if the Company does not have sufficient treasury shares and authorized but unissued Common Stock, shares of Common Stock, to the extent available, and then (after all treasury and authorized and unreserved shares of

Common Stock have been issued) cash, reduction of the Purchase Price, common stock equivalents (such as Preferred Stock or another equity security with at least the same economic value as the Common Stock), debt securities or other assets having an aggregate value of two times the exercise price of the Right (such right being called the "Subscription Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person becomes such shall become void insofar as they relate to the Merger Right or the Subscription Right.

         At any time after any person becomes an Acquiring Person but prior to the acquisition by any person of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than any Rights held by the Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

         With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to the earlier to occur of (i) close of business in the tenth business day after a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as an Acquiring Person beneficially owns securities representing less than 15% of the voting power of the Company's voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable, and in any event, only after ten business days, prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such other series of preferred stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to

100 times the dividend declared on each share of Common Stock, but in no event less than $1.00. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of 100 times the Purchase Price or 100 times the payment made per each share of Common Stock. Subject to certain adjustments to reflect an increase or decrease in the number of outstanding shares of Common Stock, each one one-hundredth of a share of Preferred Stock shall, for a period of 90 days after issuance, be convertible into one share of Common Stock.

         Each share of Preferred Stock will have 100 votes, voting together with the shares of Common Stock. With regard to any election for the Company's Board of Directors, however, the maximum number of votes for the election of directors exercised by holders of shares of preferred stock (including the Preferred Stock) shall not exceed the number of votes for the election of directors represented by authorized and issued shares of Common Stock less one, and the number of votes for the election of directors exercised by holders of shares of preferred stock (including the Preferred Stock) shall be reduced as necessary on a pro rata basis to effectuate this result. If the Company fails to pay dividends on the Preferred Stock for a specified period (a "default period"), the holders of Preferred Stock shall have the additional right to elect a number of directors equal to two-thirds of the existing members of the Board of Directors, rounded down, until such default period expires. The total number of directors constituting the Board of Directors shall be increased accordingly for only so long as the default period continues.

         In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         Until a Right is exercised, the holder, thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.